EXHIBIT 10.2

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT


        AGREEMENT, dated as of the 16th day of September, 1996, by and between TRILECTRON INDUSTRIES, INC., a New York corporation (the "EMPLOYER"), and CHARLES L. KOTT (the "EMPLOYEE").

                                   WITNESSETH:

        WHEREAS, the Employee desires to continue his employment with the Employer, and the Employer desires to continue to employ the Employee, upon the terms and conditions hereinafter set forth; and

        WHEREAS, the Employee represents that he is not a party to any agreement which would prohibit him from entering into this Agreement or his performing the services required hereunder.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Employer and the Employee agree as follows:

        SECTION 1.    EMPLOYMENT OF EMPLOYEE

        (a) TERM. The Employee's employment hereunder will commence on the date of the closing of the Stock Purchase Agreement, dated as of September 16, 1996, pursuant to which all of the outstanding capital stock of the Employer is being acquired by HEICO Corporation, a Florida corporation ("HEICO"), and will expire on December 31, 1998 (the "Term"). Notwithstanding the foregoing, the Employee's employment hereunder may be terminated prior to the expiration of the Term as provided in SECTION 2.

        (b) DUTIES AND RESPONSIBILITIES. The Employee shall serve as President of the Employer and shall report to the Chairman of the Employer's Board of Directors or his designee. The Employee agrees to use his best efforts, entire professional time, attention, and energies to the advancement and promotion of the business of the Employer and shall assume and competently perform such reasonable responsibilities and duties, consistent with the position of President, as may be assigned to him from time to time by the Chairman of the Board of the Employer. To the extent that the Employer shall have any parent, subsidiaries, affiliated corporations, partnerships, or joint ventures (collectively "RELATED ENTITIES"), Employee shall perform such duties to promote these entities and their respective interests to the same extent as the interests of the Employer and without additional compensation. At all times, the Employee agrees to abide by any employee handbook, policy, or practice that the Employer has or hereafter adopts with respect to its employees generally.


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        (c)    COMPENSATION.

               (i) BASE SALARY. As compensation for his services hereunder and in consideration for the Employee's covenants contained in this Agreement, the Employer shall pay the Employee a salary (i) during calendar year 1996 at a per annum rate of $150,000, and (ii) during each succeeding 12-month period of the Term, at the per annum rate of $150,000 increased by any increases determined to be warranted by the Employer's Board of Directors in its sole discretion. Such salary shall be payable in accordance with the customary payroll practices of the Employer.

               (ii) INCENTIVE BONUS. The Employee shall be paid an annual bonus based on the Operating Income (as hereinafter defined) during each calendar year or part thereof during which the Employee is employed hereunder ("Incentive Bonus"); PROVIDED, HOWEVER, that Operating Income for calendar year 1996 shall include Operating Income of the Employer from January 1, 1996 to the date of this Agreement (the "PRE-ACQUISITION PERIOD"). Each Incentive Bonus shall be equal to six percent (6%) of Operating Income for such calendar year or part thereof and shall be paid promptly following the determination of Operating Income for such period. As used in this section and SECTION 2(b), "OPERATING INCOME" means net revenue of the Employer from operations, excluding revenue earned at the corporate level and not derived from the operations of the Employer during the Pre-Acquisition Period or the Employer after the date of this Agreement, as the case may be, minus all Operating Expenses (as hereinafter defined) and (to the extent not otherwise included in Operating Expenses) all interest expense incurred by the Employer as a result of all debt for borrowed money in excess of $2,500,000 and its industrial development revenue bond financing, all determined, to the extent not inconsistent with the provisions of this clause (ii), in accordance with the methodology employed by the Employer prior to the date of the Stock Purchase Agreement and with generally accepted accounting principles consistently applied from year to year. For purposes of this section, "OPERATING EXPENSES" means operating expenses which are directly traceable to the business of the Employer during the Pre-Acquisition Period and to the business of the Employer thereafter but shall exclude general corporate expense allocations of HEICO other than those which are directly traceable to the operations of the Employer (such as legal and accounting fees and insurance but excluding any allocation of HEICO corporate overhead such as HEICO's officers' salaries), domestic and foreign income taxes, extraordinary items, minority interests, and the cumulative effects of changes in accounting principles.

        (iii) PERFORMANCE BONUS. In addition to the Incentive Bonus, the Employee shall be eligible to participate in a bonus pool (the "Bonus Pool") to be established annually by the Employer for the benefit of the Employee and the four other executive officers of the Employer or any other executive officer or officers of the Employer who may from time to time be substituted for any such executive officer(s) whose employment

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



with the Employer is (are) terminated. The Employer shall contribute to the Bonus Pool each year, commencing with the calendar year 1997, an amount equal to thirty percent (30%) of the amount, if any, by which actual Operating Income for the immediately preceding calendar year exceeds the projected Operating Income for such preceding year in the Projections set forth on EXHIBIT A attached hereto. The percentages (which may be as little as zero and as great as 100%) of the Bonus Pool to be allocated to each participating executive officer in each year shall be determined in the sole discretion of the Employee and may be varied from year to year, PROVIDED, HOWEVER, that the Employee's participation in the Bonus Pool ("Performance Bonus") for any year shall not exceed twenty percent (20%) of the Bonus Pool for such year.

               (iv) STOCK OPTIONS. Simultaneous with the execution of this Agreement, the Employer's parent company, HEICO, has granted to the Employee an option (the "Option") to purchase an aggregate of 19,800 shares (the "Option Shares") of HEICO's Common Stock, $.01 par value per share, pursuant to the terms of a Grant of Non-Qualified Stock Option of even date herewith entered into between HEICO and Employee. The Option shall qualify the Employee to purchase the Option Shares at a purchase price of $18.30 per share, shall vest as to one-third of the Option Shares on December 31, 1996, December 31, 1997 and December 31, 1998 and shall have a term of ten years. The right of the Employee to exercise the Option with respect to one-half of the total Option Shares which vest each year shall be subject to the Employer achieving plan performance for such year as specified in the Grant of Non-Qualified Stock Option, with his right to purchase the remaining one-half of the Option Shares not being so subject.

        (d) EXPENSES, FRINGE BENEFITS AND VACATION POLICY. The Employer agrees to pay or reimburse the Employee for all reasonable vouchered business expenses incurred during his employment which have been submitted in accordance with any expense reimbursement policy or practice of the Employer as in effect from time to time. Except as provided herein, the Employer will provide to the Employee such pension benefits, holiday, and other employee benefits which the Employer provides to similarly situated employees, subject to the provisions of the various benefit plans, programs, or policies in effect from time to time. For purposes of determining the Employee's entitlement to, and level of, employee benefits, the Employee will be credited with his prior tenure with the Employer. The Employer shall provide the Employee with three (3) weeks paid vacation for calendar year 1996 and four (4) weeks paid vacation for each ensuing calendar year under this Agreement, but the Employee shall not be entitled to receive vacation pay in lieu of leave for accrued but unused vacation leave nor shall the Employee be entitled to accrue vacation time from year-to-year.

        (e) LIFE INSURANCE. The Employee agrees that the Employer shall have the right to obtain life insurance on the Employee's life, at the Employer's sole expense and with the Employer as the sole beneficiary thereof. The Employee shall (i) cooperate fully with the Employer in obtaining such life insurance, (ii) sign any necessary consents, applications and other related forms or documents, and
(iii) take any required medical examinations.

        SECTION 2.    TERMINATION OF EMPLOYMENT

        (a) TERMINATION BY THE EMPLOYER FOR CAUSE. The Employer may terminate the employment of the Employee at any time for Cause (as defined below) either with or without notice. Following termination of employment of the Employee for Cause, the Employer shall: (i) promptly pay the Employee his Incentive Bonus which had accrued as of the end of the last full calendar month prior to the date on which the Employee's employment was terminated if the Incentive Bonus was not previously paid with respect to such period; and (ii) promptly pay the Employee the Performance Bonus which had accrued as of the end the last calendar year immediately prior to the year in which the Employee's employment is terminated (the "Termination Year") if the Performance Bonus was not previously paid with respect to such prior year. As used in this Agreement, "CAUSE" shall mean: (i) dishonesty or other unlawful conduct by the Employee that adversely affects the Employer; (ii) the Employee's conviction for commission of a felony or of any crime involving moral turpitude, fraud, dishonesty or misrepresentation, or (iii) any material breach by the Employee of this Agreement or failure to perform his duties hereunder (other than by reason of his death or disability), after written notice from the Chairman of the Board of Directors of the Employer to the Employee specifying in reasonable detail the nature of the acts or omissions constituting such breach or failure and a reasonable opportunity to cure said breach or failure if the same is curable.

        (b) TERMINATION BY THE EMPLOYER FOR FAILURE TO MEET PROJECTIONS. The Employer may also terminate the employment of the Employee by giving notice to the Employee at any time within 90 days following the end of the calendar years 1996 or 1997, if the Operating Income for any such year is less than seventy-five percent (75%) of the projected Operating Income set forth for such year in EXHIBIT A attached hereto; PROVIDED, HOWEVER, that Operating Income for calendar year 1996 shall include Operating Income of the Employer during the Pre-Acquisition Period. If such right to terminate with respect to an Operating Income shortfall for any year is not exercised within the 90- day period following the end of such year, it may not thereafter be exercised unless there is an Operating Income shortfall with respect to a succeeding calendar year. If the Employer exercises the option to terminate the employment of the Employee pursuant to this SECTION 2(bP, the Employer shall: (i) pay the Employee (in accordance with the customary payroll practices of the Employer) his base salary (in effect at the time of the Employee's termination) during the one-year period following such termination; (ii) promptly pay the Employee his Incentive Bonus which had accrued as of the end of the

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last calendar year prior to the Termination Year if the Incentive Bonus was not previously paid with respect to such prior year; (iii) promptly pay the Employee the Performance Bonus which had accrued as of the end of the last calendar year prior to the Termination Year if the Performance Bonus was not previously paid with respect to such prior year; and (iv) pay to the Employee his Incentive Bonus which had accrued as of the last full calendar month prior to the date on which the Employee's employment was terminated if the Incentive Bonus was not previously paid with respect to such period.

        (c) TERMINATION BY THE EMPLOYER FOR DISABILITY OF EMPLOYEE. The Employer may also terminate the employment of the Employee if the Employee becomes unable to perform his duties hereunder by reason of serious illness, mental incapacity or physical disability which continues for any continuous period of ninety (90) days or for periods aggregating ninety (90) days in any one hundred eighty (180) day period, which termination shall become effective upon giving a termination notice to the Employee at any time after the expiration of the applicable 90- or 180-day period. If the Employer terminates the employment of the Employee pursuant to this SECTION 2(c), the Employee shall be entitled to the salary, Incentive Bonus and Performance Bonus payments specified in SECTION 2(b) except that the Termination Year shall be the calendar year in which the notice of termination is given under this SECTION 2(c). In addition, the Employer shall pay to the Employee his Incentive Bonus which had accrued as of the last full calendar month prior to the date on which the Employee's employment was terminated if the Incentive Bonus was not previously paid with respect to such period.

        (d) VOLUNTARY TERMINATION BY EMPLOYEE. The Employee may choose to voluntarily terminate his employment by providing the Employer with at least twenty (20) business days' written notice of his intent to voluntarily terminate employment ("TERMINATION NOTICE PERIOD"). Voluntary termination within the contemplation of this Section does not include constructive discharge. The Employer reserves the right to terminate the Employee before the end of the Termination Notice Period provided that the Employer pays the Employee the base salary that he would have received from the date of the last payroll payment to the end of the Termination Notice Period. During the Termination Notice Period, the Employee agrees to make a good faith effort to perform the duties described hereunder. If the Employee freely and voluntarily terminates his employment with the Employer, the Employer shall: (i) promptly pay the Employee his Incentive Bonus which had accrued as of the end of the last full calendar month prior to the date on which the Employee's employment is terminated if the Incentive Bonus was not previously paid with respect to such period; and (ii) promptly pay the Employee the Performance Bonus which had accrued as of the end the calendar year immediately prior to the Termination Year if the Performance Bonus was not previously paid with respect to such prior year.

        (e)    TERMINATION OF AGREEMENT OF BY DEATH OF THE EMPLOYEE.  This

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Agreement shall be terminated by the death of the Employee as of the date of death. In the event of the Employee's death, the Employer shall pay any beneficiary of the Employee designated by him in a writing on file with the Employer at the time of his death, or if no such writing is on file, to his estate, the salary, Incentive Bonus and Performance Bonus payments specified in
SECTION 2(c) except that the Termination Year shall be the calendar year in which the Employee's death occurs.

        (f) TERMINATION BY THE EMPLOYER WITHOUT CAUSE. If the Employer terminates the employment of the Employee for any reason other than those specified in SECTIONS 2(a), (b), (c) or (e), the Employer shall pay the Employee, in accordance with the Employer's customary payroll practices, the base salary which he would be entitled to receive pursuant to SECTION 1(c)(I) for the remainder of the Term, and the Employee shall continue to remain bound by the provisions of SECTION 3(B) and each of the other provisions of SECTION 3 for the remainder of such Term. In the event of such termination of employment, the Employee shall also be entitled to the Incentive Bonus and Performance Bonus payments specified in SECTION 2(b). In addition, the Employer shall pay to the Employee, promptly following the end of the Termination Year, a Performance Bonus, if any is earned for the Termination Year, equal to the Performance Bonus he would have received if he had been employed for the full Termination Year multiplied by a percentage the numerator or which is the number of full calendar months in the Termination Year during which the Employee was employed hereunder and the denominator of which is twelve (12) and multiplying the resultant number by the same percentage of the Bonus Pool that he was paid for the calendar year immediately prior to the Termination Year. In addition, although the Employer is not obligated to pay the Employee any additional salary pursuant to SECTION 1(c)(1) or other compensation hereunder following the expiration of the Term (except as provided above in this SECTION 2(f)), if the Employer, at its option, elects to continue to pay such salary for the one- or two-year period following the expiration of the Term, the Employee shall continue to be bound by the provisions of SECTION 3(b) for such additional year or years, as the case may be. In any event, the Employee shall continue to be bound by all of the other provisions of SECTION 3 for the time periods specified therein. The Employer shall have no liability to the Employee for termination of employment of the Employee without Cause other than as provided in this Section 2(f).

        SECTION 3. NON-COMPETITION; STANDSTILL; PROTECTION OF CONFIDENTIAL INFORMATION; ETC.

        (a) RATIONAL FOR RESTRICTIONS. The Employee acknowledges that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Employer places him in a position of confidence and trust with the customers, suppliers and employees of the Employer. The Employee also acknowledges that the Employer designs, manufactures, sells and services certain aircraft ground and

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support equipment (such services and products provided or manufactured by the
Employer being herein referred to collectively as "PRODUCTS") throughout the world and that the Employer competes with many companies, including , but not limited to Hobart Corp. and Stewart and Stevenson, Inc. The Employee further acknowledges that the rendering of services under this Agreement necessarily requires the disclosure to the Employee of confidential information of the Employer. The Employee and the Employer agree that both prior to and during the course of his employment with the Employer (including during the Pre-Acquisition Period) Employee had, has, and will continue to develop a personal relationship with the Employer's customers, and a knowledge of these customers' affairs and requirements which may constitute the Employer's primary and only contact with such customers. The Employee acknowledges that the Employer's relationships with its established clientele may therefore be placed in the Employee's hands in confidence and trust. The Employee consequently agrees that it is reasonable for the protection of the goodwill and legitimate business interests of the Employer that the Employee make the covenants contained herein, that the covenants are a material inducement for the Employer to employ the Employee and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

        (b) NON-COMPETITION IN COMPETING BUSINESS. As used herein, the term, "RESTRICTIVE PERIOD" means the period commencing on the date of this Agreement and ending two (2) years following the later of (i) the expiration of the Term or (ii) the termination of the employment of the Employee with the Employer, irrespective of the reason for such termination; PROVIDED, HOWEVER, that the restrictions set forth in this SECTION 3(b) shall not apply in the event of the expiration of the Term unless at least 90 days prior to the end of the Term, the Employer offers to the Employee a two-year extension of this Agreement on substantially the same terms and conditions (including the grant of an additional stock option with respect to HEICO Common Stock) as are contained in this Agreement; PROVIDED FURTHER, HOWEVER, that if the Employer terminates the employment of the Employee without Cause as provided in SECTION 2(f) and the Employer and does not elect to continue the Employee's base salary following the expiration of the Term as provided in such section, the restrictions set forth in this SECTION 3(b) shall not apply following such expiration. During the Restrictive Period, the Employee agrees not to utilize his special knowledge of the business of the Employer and his relationship with customers, suppliers and others to compete with the Employer in any business which is the same as or substantially similar to the business (the "PROHIBITED BUSINESS") conducted by the Employer at any time during the Employer's employment of the Employee. During the Restrictive Period, the Employee shall not, directly or indirectly, assist in the creation or development of, engage or have an interest, anywhere in the United States of America or any other geographic area where the Employer does business or in which its Products are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except as an employee or consultant of the Employer or any of the Related Entities), or through the

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investment of capital, lending of money or property, rendering of services or advice or otherwise, in any business competitive with or substantially similar to the Prohibited Business. During the Restrictive Period, the Employee shall not, nor shall he permit any of his employees, agents or others under his control to, directly or indirectly, on behalf of the any entity or person, (i) call upon, accept business from, solicit the business of any person or entity which is, or who had been at any time during the preceding two years, a customer of the Employer in an attempt to divert any business relating to the Products from the Employer or prevent the Employer from receiving any business relating to the Products or (ii) recruit or otherwise solicit or induce any person who was an employee of, or otherwise engaged by, the Employer at any time during the Restrictive Period to terminate his or her employment or other relationship with the Employer or hire any person who has left the employ of the Employer during the Restrictive Period. The Employee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used currently, in the past, or during the Employee's employment by the Employer or the employer in connection with any product or service, whether or not such use would be in a Prohibited Business. The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this SECTION 3(b).

        (c) STANDSTILL. The Employee agrees that for a period commencing on the date hereof and ending on the date which is ten (10) years from the date hereof, he will not (i) acquire, offer or agree to acquire, directly or indirectly, by purchase or otherwise, control of the Employer or any of the Related Entities,
(ii) make, or in any way participate, directly or indirectly, as advisor or otherwise, in any "solicitation" of "proxies" or consents to vote (as such terms are used in the Proxy Rules of the United States Securities and Exchange Commission), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Employer or any of the Related Entities, in opposition to any proposed actions of the Board of Directors of the Employer or any of the Related Entities or in opposition to any nominees for Directors of the Employer or any of the Related Entities which nominees have been nominated by the Employer or any of the Related Entities, their management or their Board of Directors, (iii) seek or assist any other party in seeking representation on the Board of Directors of the Employer or any of the Related Entities through the election to the Board of Directors of individual(s) not nominated and supported by the Employer or any of the Related Entities, their management or their Board of Directors, (iv) pursue, assist any person or entity in pursuing, or publicly announce an interest in pursuing an acquisition of control of the Employer or any of the Related Entities or an alteration of the composition of the Employer's or any of the Related Entities' Board of Directors , or (v) advise or otherwise act, alone or in concert with others, directly or indirectly, to seek

                                       -8-
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to control or influence the management, Board of Directors or policies of the
Employer or any of the Related Entities. References in this Section to "Related Entities" means at any time only those Related Entities which at such time have a class of securities registered under the Securities Exchange Act of 1934, as amended.

        (d) DISCLOSURE OF CONFIDENTIAL INFORMATION. The Employer acknowledges that the Products and the inventions, formulas, software, trade secrets, technology, compositions, know-how, methods and processes of manufacturing, assembling or fabricating (collectively, the "INTANGIBLE PROPERTY") and all other confidential and proprietary information with respect to the business and operations of the Employer, which cannot be ascertainable by lawful means, are valuable, special and unique assets of the Employer. The Employee shall not, at any time during or after the Restrictive Period, disclose, directly or indirectly, to any person or entity, or use or authorize or purport to authorize any person or entity to use any confidential and proprietary information with respect to the Employer or any of the Related Entities without the prior written consent of the Employer, including without limitation, information as to the financial condition, results of operations, customers, suppliers, Products, Products under development, Intangible Property, sources, leads or methods of obtaining new products or business, pricing methods or formulas, cost of supplies, marketing strategies or any other information relating to the Employer or any of the Related Entities which could reasonably be regarded as confidential, but not including information which is or shall become generally available to the public other than as a result of disclosure by the Employer or any of the Related Entities or any of their agents, affiliates or representatives or a person to whom any of them has provided such information or may be readily ascertainable through lawful means.

        (e) RIGHTS TO INTELLECTUAL PROPERTY. While employed by the Employer, the Employee will disclose to the Employer any ideas, inventions, or business plans ("INTELLECTUAL PROPERTY") developed by him which relate directly or indirectly to the business or a similar business of the Employer or any of the Related Entities, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable. The Employee agrees that the Intellectual Property is or will be the property of the Employer and that he will, at the Employer's request and cost, do whatever is necessary to obtain the rights thereto, by patent, copyright or otherwise, for the Employer. The Employee further agrees that, whether or not he is in the employ of the Employer, he will cooperate in good faith to the extent and in the manner requested by the Employer in the prosecution or defense of any patent or copyright claims or any litigation or other proceedings involving any Intellectual Property. The Employer will pay for all expenses associated with the Employee's compliance with this provision.

     (f) ANTI-DISPARAGEMENT. The Employee covenants and agrees that, during the Restrictive Period, he shall not make any comments concerning the Employer or any

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of the Related Entities to any individual or entity, including but not limited to, clients, customers, employees, or financial or credit institutions, which have a reasonable likelihood of causing an adverse effect on the Employer or any of the Related Entities; PROVIDED, HOWEVER, that this provision shall not apply to statements made by the Employee pursuant to an order of a court or other tribunal having jurisdiction over the Employee or to statements made in the course of litigation or arbitration between the parties hereto.

        (g) REMEDIES FOR BREACH OF THE AGREEMENT. The restrictions set forth in SECTIONS 3(b), (c), (d), (e) and (f) are considered by the parties to be reasonable for the purposes of protecting the legitimate business interests of the Employer and the Related Entities and the value of the business and goodwill of the Employer and the Related Entities. The parties hereto acknowledge that the Employer and the Related Entities would be irreparably harmed, and that monetary damages would not provide an adequate remedy to the Employer and the Related Entities, in the event the covenants contained in SECTIONS 3(b), (c),
(d), (e) and (f) were not complied with in accordance with terms. Accordingly, the Employee agrees that any breach or threatened breach by him of any provision of SECTIONS 3(b), (c), (d), (e) and (f) shall entitle the Employer and the Related Entities to injunctive and other equitable relief, without the posting of any bond or security, to secure the enforcement of such provisions, in addition to any other rights and remedies which may be available to the Employer and the Related Entities. If the Employee breaches the covenant set forth in
SECTION 3(b), the running of the noncompete period described therein shall be tolled with respect to the Employer or any of the Related Entities for so long as such breach continues. It is the desire and intent of the parties that the provisions of SECTIONS 3(b), (c), (d), (e) and (f), be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of SECTIONS 3(b), (c), (d), (e) and (f), relating to the time period, scope of activities or geographic area of restrictions are declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this SECTION 3, other than those described in the preceding sentence, are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

        (h) SURVIVAL. Except as provided above, the provisions of this SECTION 3 shall survive the termination of this Agreement or the Employee's employment irrespective of the reason for such termination.


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        SECTION 4.  RETURN OF EMPLOYER PROPERTY ON TERMINATION

        The Employee agrees to promptly return the Employer's property to the Employer's Florida headquarters upon termination or expiration of his employment with the Employer. The Employer reserves the right to take appropriate legal action against the Employee in the event of a breach of this provision.

        SECTION 5.  VERIFICATION OF COMPLIANCE

        Upon termination of employment, the Employee shall, at the request of the Employer, verify in writing and under oath, in the form attached as Exhibit A, his compliance with the provisions of this Agreement relating to Intellectual Property and Confidential Information. This provision shall not give rise to any independent claim by the Employee for severance pay or other payments upon the Employee's termination.

        SECTION 6.  MISCELLANEOUS PROVISIONS

        (A) NOTICES. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by prepaid overnight courier for next business day delivery to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

               IF TO THE EMPLOYEE:

               Charles L. Kott
               732 Live Oak Terrace, N.E.
               St. Petersburg, Florida 33703

               IF TO THE EMPLOYER OR ANY OF THE RELATED ENTITIES:

               c/o HEICO Corporation
               825 S. Bayshore Drive
               Suite 1643
               Miami, Florida  33131
               Attn: President


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               WITH A COPY TO:

               Stearns Weaver Miller Weissler
                  Alhadeff & Sitterson, P.A.
               150 West Flagler Street
               Museum Tower, Suite 2200
               Miami, Florida  33130
               Attn: Stuart D. Ames, Esq.

        Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by overnight service with guaranteed next business day delivery, the next business day or the day designated for delivery.

        (b) ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and merges all prior discussions, negotiations and agreements, if any, between them, and neither of the parties hereto shall be bound by any representations, warranties, covenants, or other understandings relating to the subject matter hereof, other than as expressly provided or referred to herein.

        (c) ASSIGNMENT. This Agreement may not be assigned by the Employee without the written consent of the Employer but shall be freely assignable by the Employer in connection with any sale by the Employer of the Prohibited Business or any substantial part thereof. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to, the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

        (d) WAIVER AND AMENDMENT. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed by or on behalf of each such party. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

        (e) NO THIRD PARTY BENEFICIARY.  Nothing expressed or implied in this

Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto, the Related Parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

        (f) SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

        (g) HEADINGS. Section headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

        (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        (i) LITIGATION: PREVAILING PARTY. In the event of any litigation, including without limitation any arbitration, with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay upon demand, all reasonable fees and expenses of counsel for the prevailing party in connection with such litigation, including, without limitation, reimbursement for all attorneys' fees and expenses incurred in successfully enforcing or successfully defending against the enforcement of the provisions of SECTION 3.

        (j) GOVERNING LAW AND VENUE. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof. THIS AGREEMENT SHALL BE SUBJECT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF FLORIDA LOCATED IN DADE OR BROWARD COUNTIES, FLORIDA OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT HEREOF BROUGHT IN DADE OR BROWARD COUNTIES, FLORIDA, AND FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN DADE OR BROWARD COUNTIES, FLORIDA HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        (k) ARBITRATION. Upon demand of either party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement ("Disputes") between parties to this

Agreement shall be resolved by binding arbitration as provided herein. Disputes may include, without limitation, claims for breach of contract, counterclaims and disputes as to whether a matter is subject to arbitration. Arbitration shall be conducted under and governed by the Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association. All arbitration hearings shall be conducted in Dade or Broward County, Florida, before a panel of three (3) arbitrators. Each party hereto shall select one of the three arbitrators and the two so selected shall select the third, PROVIDED, HOWEVER, that if the two arbitrators cannot agree upon a third arbitrator, the third arbitrator shall be selected in the manner provided in the Arbitration Rules. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction.

        Notwithstanding the preceding binding arbitration provisions, the parties hereto agree to preserve, without diminution, certain remedies that the Employer may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Employer shall have the right to proceed in any court of proper jurisdiction to obtain provisional or ancillary remedies, including injunctive or other equitable relief, against any violation by the Employee of any of the provisions of
SECTION 3 hereof; PROVIDED, HOWEVER, that should the Employer initiate such an action, this section shall not bar the Employee from raising, either by way of affirmative defense or counterclaim, any claims Employee has against the Employer. Preservation of these remedies does not limit the power of the arbitrators to grant similar remedies that may be requested by a party in a Dispute.

        (l) REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

        (m) PARTICIPATION OF PARTIES: CONSTRUCTION. The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated between the parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to any presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.



                          [Signatures are on next page]

        IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                        /S/ CHARLES L. KOTT
                                        ---------------------------------
                                        CHARLES L. KOTT


                                       TRILECTRON INDUSTRIES, INC.

                                       By:  /S/ VICTOR MENDELSON
                                            ------------------------------
                                            Name: VICTOR MENDELSON
                                            Title: VICE CHAIRMAN




                                    EXHIBIT A


                              PROJECTIONS (000'S $)


----------------------------------------------------------------------------------------------------------
      YEAR              1996             1997              1998             1999*             2000*
                        ----             ----              ----             ----              ----

----------------------------------------------------------------------------------------------------------
Net Sales              15,000           17,000            18,500           21,000            22,000
----------------------------------------------------------------------------------------------------------
Gross Profit            3,680            4,240             4,730            5,460             5,890
----------------------------------------------------------------------------------------------------------
Operating               2,250            2,550             2,775            3,150             3,330
Expense
----------------------------------------------------------------------------------------------------------
Operating               1,430            1,690             1,955            2,310             2,590
Income
----------------------------------------------------------------------------------------------------------



----------------------------
* The years 1999 and 2000 are included solely in the event this Agreement is renewed by the parties hereto, neither such party being obligated to so renew.

                                    EXHIBIT B

        My employment by Employer is terminated. I have read and understood my Employment and Non-Competition Agreement with Employer dated September 16, 1996 (the "Agreement"), and particularly the provisions relating to Intellectual Property and Confidential Information. I hereby swear, UNDER OATH, that:

        1. I have complied with all provisions of the Agreement, including those relating to Intellectual Property and Confidential Information.

        2. I have fully disclosed all terms of Intellectual Property to Employer. I have given Employer all documents and other materials referred to in the Agreement, or if I have not done so, the withheld documents and materials are ____________________. If I discover any documents and other materials covered by this Agreement in my possession in the future, I will immediately return them to the Employer after discovery.

        3. I understand that the misappropriation of confidential information and documents may be considered a crime under the laws of the State of Florida.


                                               -----------------------------
                                               CHARLES L. KOTT

STATE OF FLORIDA                    )
                                    ) SS
COUNTY OF ______________            )

        The foregoing instrument was acknowledged before me this __ day of ________, 199__, by Charles L Kott.

Personally Known _______              Or Produced Identification ________
Type of Identification Produced ______________________________


                                               -----------------------------
                                               Print or Stamp Name
                                               Notary Public
                                               State of Florida at Large
                                               Commission No.:
                                               My Commission Expires: